ADKF
                                      ----
                           AKIN DOHERTY KLEIN & FEUGE
                           A Professional Corporation
                          Certified Public Accountants
                      8610 North New Braunfels, Suite 101
                            San Antonio, Texas 78217
                            Telephone: 210 829-1300
                               Fax: 210 829-4080

July 29, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated July 24, 1998 of Harvest Restaurant Group, Inc. and are in agreement with the statements contained in the Item 4(a) therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.



/s/  Akin, Doherty, Klein & Feuge
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Akin, Doherty, Klein & Feuge, P.C.